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                                                                    EXHIBIT 21.1


                                PROGENITOR, INC.

                           Subsidiaries of the Company

        Subsidiary Name                        Jurisdiction of Incorporation
        ---------------                        -----------------------------
        Mercator Genetics, Inc.                Delaware, United States